Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(7,047)
Unrealized Gain (Loss) on Market Value of Futures	467,687
Dividend Income	2,608
Interest Income	4,981
Total Income (Loss)	$468,229

Expenses
General Partner Management Fees	$5,940
Professional Fees	6,462
Brokerage Commissions	167
Non-interested Directors' Fees and Expenses	68
Prepaid Insurance Expense	102
NYMEX License Fee	119
Total Expenses	12,858
Expense Waiver	(5,731)
Net Expenses	$7,127
Net Income (Loss)	$461,102

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$9,082,965
Net Income (Loss)	461,102

Net Asset Value End of Month	$9,544,067
Net Asset Value Per Share (950,000 Shares)	$10.05

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612